EXHIBIT 4.3

        AGREEMENT AND SECOND AMENDMENT TO LOAN AGREEMENT
                               (January 31, 1998)


     THIS AGREEMENT AND SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of January 31, 1998, is made and entered into by and among STEWART & STEVENSON SERVICES, INC. (the "BORROWER"), a Texas corporation; the financial institutions listed on the signature pages hereto (collectively, the "LENDERS"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), a national banking association domiciled in Houston, Harris County, Texas, acting in its individual capacity (in such capacity, "CHASE TEXAS") and its capacity as agent for the Lenders (in such capacity, the "AGENT"). The Borrower, the Lenders and the Agent are herein sometimes called the "PARTIES".

RECITALS:

      1. The Parties (except Credit Lyonnais New York Branch) have entered into a Loan Agreement dated as of December 20, 1996. Such Loan Agreement was amended by Amendment to Loan Agreement dated as of August 25, 1997, which added Credit Lyonnais New York Branch as a Lender, and, as so amended, is herein called the "LOAN AGREEMENT".

      2. The Borrower has entered into a Transaction Agreement dated September 21, 1997 with General Electric Company ("GENERAL ELECTRIC") pursuant to which the Borrower has agreed to sell to General Electric certain of the Borrower's assets (or, additionally or alternatively, the stock of certain of its subsidiaries) constituting the Borrower's gas turbine division for approximately $600,000,000 in cash. Such sale is herein called the "TRANSACTION".

      3. The Lenders desire to consent to the Transaction. The Parties desire to amend the Loan Agreement to reduce the Maximum Commitment and the Commitment Fee Percentage and to make other changes, all as is more fully described below.

AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

      1. CONSENT. Each of the Lenders hereby (a) consents to the execution, delivery and performance of the Transaction Agreement and the documents required thereby and to the consummation of the Transaction and (b) agrees that none of the foregoing shall constitute a Default or an Event of Default under the Loan Agreement.
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      2. TRANSACTION NOT AN "INVESTMENT". The term "Investment" as used in the
Loan Agreement does not and shall not include the Transaction.

      3. CONSENT TO STOCK REPURCHASE. Each of the Lenders hereby consents to the use of up to $120,000,000 of the proceeds of the Transaction to repurchase shares of the Borrower's common stock PROVIDED that such repurchase is made in compliance with all applicable Legal Requirements.

      4. MAXIMUM COMMITMENT. The definition of "Maximum Commitment" in SECTION 1 of the Loan Agreement is amended, effective February 3, 1998, to provide in its entirety as follows:

            "MAXIMUM COMMITMENT means One Hundred Fifty Million Dollars ($150,000,000)."

The dollar amount of each Lender's interest in the Maximum Commitment as of the date hereof is set forth opposite its name on the signature pages of this Amendment.

      5. COMMITMENT FEE PERCENTAGE. The definition of "Commitment Fee Percentage" in SECTION 1 of the Loan Agreement is amended to provide in its entirety as follows:

            "COMMITMENT FEE PERCENTAGE means, on any day, the per annum percentage corresponding to the Interest Bearing Debt to Total Capitalization Ratio (determined as of the most recent Calculation Date) on such day as provided below:

            INTEREST BEARING DEBT                           PER ANNUM
            TO TOTAL CAPITALIZATION RATIO                   PERCENTAGE
            -----------------------------                   ----------
            0.45 or more to 1.00                              0.20%
            0.40 or more to 1.00 but less than 0.45 to 1.00   0.175%
            0.35 or more to 1.00 but less than 0.40 to 1.00   0.15%
            0.30 or more to 1.00 but less than 0.35 to 1.00   0.125%
            less than 0.30 to 1.00                            0.10%"

      6. CEILING RATE. The definition of "Ceiling Rate" in SECTION 1 of the Loan Agreement is amended to provide in its entirety as follows:

            "CEILING RATE means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in ss.303 of

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      the Texas FinancE Code - the "TEXAS FINANCE CODE" - and Chapter 1D of
      Title 79, Texas Rev. Civ. Stats. 1925 -- "CHAPTER 1D", as amended, respectively) for that day. The Lenders may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to Borrower if and to the extent permitted by the Texas Finance Code or Chapter 1D."

      The definitions of "Chapter One" and "Texas Credit Code" in SECTION 1 of the Loan Agreement are deleted.

      7. TCB. All references to "TCB" in the Loan Agreement are amended to refer instead to "Chase Texas".

      8. AMENDMENT OF SECTION 2(C). The last sentence of SECTION 2(C) of the Loan Agreement is deleted, and there is added to the end of SECTION 2(C) the following sentence:

      "Borrower and Lenders expressly agree, pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to any Loan and that neither this Agreement nor any such Loan shall be governed by Chapter 346 or subject to its provisions."

      9. AMENDMENT OF SECTION 16. SECTION 16 of the Loan Agreement is amended to provide in its entirety as follows:

            "16. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by Borrower or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment or consent shall, unless in writing and signed by all the Lenders, do any of the following:

                  (a)   increase the Maximum Commitment or the Commitment;

                  (b) postpone or delay any date fixed for any payment of principal, interest, fee or other amount due under this Agreement or any other Credit Document;

                  (c) reduce the principal of, or the rate of interest on, any Loan or any fee or other amount payable under this Agreement or any other Credit Document;

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                  (d) change the percentage of the Lenders or of the aggregate unpaid principal amount of the Loans which shall be required for Agent, Lenders or any of them to take any action under this Agreement or any other Credit Document; or

                  (e) amend this SECTION 16;

      and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Majority Lenders, affect the rights or duties of Agent under this Agreement or any other Credit Document.

      10. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date set forth above, subject to the satisfaction, in a manner satisfactory to the Agent, of each of the following conditions precedent:

      (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent in its sole discretion and duly and validly executed:

            (1) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated as of the date hereof, as to (A) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment (a copy of such resolutions to be attached to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate and (B) the absence of any change since December 20, 1996, in any of (x) the incumbency and signatures of the officer or officers of the Borrower; (y) the Articles of Incorporation of the Borrower, or (z) the Bylaws of the Borrower; and

            (2) this Amendment, duly executed by the Borrower, the Lenders and the Agent.

      (b) The Borrower shall have paid all accrued and unpaid fees and other amounts in connection with this Amendment.

      (c) No Default shall have occurred and be continuing.

      (d) Such effectiveness shall not violate any legal requirement applicable to the Agent or any Lender.

      11. REPRESENTATIONS TRUE; NO DEFAULT. The Borrower represents and warrants to the Agent and each Lender that (a) the representations and warranties contained in the Loan Agreement and in the other Credit Documents are true and correct on and as of the date hereof as though made on and as of such date (except to

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the extent such representations and warranties are expressly stated to be made solely as of an earlier date) and (b) no event has occurred and is continuing which constitutes an Event of Default under the Loan Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

      12. RATIFICATION. Except as expressly amended hereby, the Loan Agreement, as hereby amended, and the other Credit Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Loan Agreement, the other Credit Documents, or otherwise, remain in full force and effect as of the date of this Amendment.

      13. DEFINITIONS AND REFERENCES. Unless otherwise defined herein, terms used herein which are defined in the Loan Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Agent or any Lender by or on behalf of the Borrower shall mean the Loan Agreement as hereby amended.

      14. EXPENSES; ADDITIONAL INFORMATION. The Borrower shall pay to the Agent on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Agent as to its rights and responsibilities under the Loan Agreement, as hereby amended. In addition, the Borrower shall pay all costs and expenses of the Agent and each Lender (including counsel's fees) in connection with the enforcement of this Amendment.

      15. SEVERABILITY. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

      16. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE AGENT, THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS), EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OR

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DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES,
LIABILITIES, CLAIMS, EXPENSES OR DAMAGES ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY LOAN MADE OR LETTER OF CREDIT ISSUED BY ANY LENDER OR GROWING OUT OF OR RESULTING FROM ANY CREDIT DOCUMENT OR ANY TRANSACTION OR EVENT CONTEMPLATED THEREIN; (B) VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING THOSE RELATING TO HAZARDOUS SUBSTANCES, PETROLEUM, PETROLEUM PRODUCTS OR PETROLEUM WASTES; (C) ANY LENDER OR THE AGENT BEING DEEMED AN OPERATOR OF ANY OF THE BORROWER'S REAL OR PERSONAL PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY, OR (D) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION SHALL SURVIVE THE TERMINATION OF THE LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT AND AS IT MAY OTHERWISE BE AMENDED, RESTATED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME) AND THE REPAYMENT AND EXPIRY OF THE LOANS AND ALL LETTER OF CREDIT LIABILITIES. ANY AMOUNT TO BE PAID UNDER THIS SECTION BY THE BORROWER TO THE AGENT OR ANY LENDER SHALL BE A DEMAND OBLIGATION OWING BY THE BORROWER TO THE AGENT OR SUCH LENDER AND SHALL BEAR INTEREST FROM THE DATE OF EXPENDITURE UNTIL PAID AT THE PAST DUE RATE.

      17. RELEASE OF CLAIMS. THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER THE AGENT AND THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE BORROWER, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

      18. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the express prior written consent of the Lenders); (b) may be modified or amended only by a writing signed by each party;
(C) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS

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PRINCIPLES) AND OF THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and
(e) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

      19. THIS AMENDMENT TOGETHER WITH ALL OF THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of January 31, 1998 (except for SECTION 4, which is effective February 3, 1998).

                              STEWART & STEVENSON SERVICES, INC.,a Texas corporation

                              By: ______________________________________
                              Name: KYLE J. GIDEON
                              Title: ASSISTANT TREASURER

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$30,000,000.00                CHASE  BANK  OF  TEXAS,   NATIONAL   ASSOCIATION
                              (formerly known as Texas Commerce Bank National Association), acting in its individual capacity and as the Agent for the Lenders named herein


                              By: _____________________________________
                              Name: MONA M. FOCH
                              Title: MANAGING DIRECTOR


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                              Bank of America NT & SA as survivor by way of
$24,000,000.00                merger with BANK OF AMERICA ILLINOIS, as a
                              Co-Agent and a Lender

                              By: _____________________________________
                              Name:   JAMES E. FLORCZAK
                              Title:  MANAGING DIRECTOR


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$24,000,000.00                NATIONSBANK OF TEXAS, NATIONAL
                              ASSOCIATION, as Co-Agent and a Lender



                              By: ____________________________________
                              Name:   JOHN J. O'NEILL
                              Title:  SENIOR VICE PRESIDENT


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$18,000,000.00                ABN AMRO BANK N.V., HOUSTON AGENCY


                              By: ________________________________
                              Name:   DAVID P. ORR
                              Title: VICE PRESIDENT


                              By: ________________________________
                              Name:   RONALD A. MAHLE
                              Title:  GROUP VICE PRESIDENT


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$18,000,000.00                THE BANK OF NEW YORK


                              By: ________________________________
                              Name:   ALAN F. LYSTER, JR.
                              Title: VICE PRESIDENT



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$15,000,000.00                CREDIT LYONNAIS NEW YORK BRANCH


                              By: ________________________________
                              Name: ALAIN PAPIASSE
                              Title: EXECUTIVE VICE PRESIDENT

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$12,000,000.00                PNC BANK, NATIONAL ASSOCIATION


                              By: _______________________________
                              Name:   ERIC C. JOHNSON
                              Title:  SENIOR VICE PRESIDENT

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$9,000,000.00                 FIRST NATIONAL BANK OF COMMERCE



                              By: _______________________________
                              Name:   NEMESIO J. VISO
                              Title: VICE PRESIDENT

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